Exhibit 10.21

AMENDMENT NO. 3
TO MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of October 7, 2011 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), PENNYMAC CORP. (the “Seller”), PENNYMAC MORTGAGE INVESTMENT TRUST (a “Guarantor”) and PENNYMAC OPERATING PARTNERSHIP, L.P (a “Guarantor” and together with the other Guarantor, the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of November 2, 2010 (as amended, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”).  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of November 2, 2010, as the same may be further amended from time to time, by the Guarantors in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.           Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1           adding, in the proper alphabetical order, the terms “Pooled Mortgage Loan” and “Trade Assignment” as set forth below:

“Pooled Mortgage Loan” means any Purchased Mortgage Loan that is subject to a Transaction hereunder and is part of a pool of Purchased Mortgage Loans certified by Custodian to an Agency to be either (a) purchased by such Agency or (b) swapped for an Agency Security backed by such pool, in each case, in accordance with the terms of the guidelines issued by the applicable Agency.

“Trade Assignment” means an assignment to Buyer of a forward trade between a Takeout Investor and Seller with respect to one or more Purchased Mortgage Loans that are Pooled Mortgage Loans substantially in the form of Exhibit K hereto.

1.2           deleting the definitions of “Aged Loans” and “Mortgage Loan” in their entirety and replacing them with the following:

“Aged Loan” means, other than with respect to Pooled Mortgage Loans, an Aged 60 Day Loan or an Aged 90 Day Loan.

“Mortgage Loan” means any first lien closed Conforming Mortgage Loan, Pooled Mortgage Loan, FHA Loan, VA Loan or Jumbo Mortgage Loan which is a fixed or floating-rate, one-to-four-family residential mortgage loan evidenced by a promissory note and secured by a first lien mortgage.

SECTION 2.           Pooled Mortgage Loans; Conditions Precedent.  Section 10(b) of the Existing Master Repurchase Agreement is hereby amended by adding subsection (9) thereto with the following

(9) Pooled Mortgage Loans.  Solely with respect to Transactions the subject of which are Pooled Mortgage Loans, Buyer shall have received the related Trade Assignment on or prior to the Purchase Date with respect thereto.

SECTION 3.           Exhibits. The Existing Master Repurchase Agreement is hereby amended by adding Exhibit K thereto with Exhibit A hereto.

SECTION 4.           Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1           Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors; and

(b)           such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 5.           Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 6.           Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment by the Buyer.

SECTION 7.           Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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SECTION 8.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 9.           Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ A. Adam Loskove
Name: A. Adam Loskove
Title: Vice President

PennyMac Corp., as Seller

By:	/s/ David M. Walker
Name: David M. Walker
Title: Chief Credit Officer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ David M. Walker
Name: David M. Walker
Title: Chief Credit Officer

PennyMac Operating Partnership, L.P., as Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ David M. Walker
Name: David M. Walker
Title: Chief Credit Officer

Exhibit A to Amendment No. 1

Exhibit K

FORM OF TRADE ASSIGNMENT

[NAME] (“Takeout Investor”)
[Address]

[Address]

Attention: [    ]

[DATE]

Ladies and Gentlemen:

Attached hereto is a correct and complete copy of your confirmation of commitment (the “Commitment”) for the following security (the “Security”):

Trade Date:	[ ]
Settlement Date:	[ ]
Security Description:	[ ]
Coupon:	[ ]
Price:	[ ]
Par Amount:	[ ]
Pool Number:	[ ]

The undersigned customer (the “Customer”) has assigned the Security to Credit Suisse First Boston Mortgage Capital LLC (“Credit Suisse”) as security for Customer’s Obligations under the Master Repurchase Agreement, as amended (the “Agreement”), by and between Customer and Credit Suisse.

This is to confirm that (i) Takeout Investor’s obligation to purchase the Security on the above terms in accordance with the Commitment is in full force and effect, (ii) Takeout Investor will accept delivery of the Security directly from Credit Suisse, (iii) Takeout Investor will pay Credit Suisse for the Security, (iv) Customer unconditionally guarantees payment to Credit Suisse of all sums due under the Commitment, (v) Credit Suisse shall deliver the Security to Takeout Investor on the above terms and in accordance with the Commitment.  Payment will be made “delivery versus payment” to Takeout Investor in immediately available funds. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned to such terms in the Agreement.

Very truly yours,	Agreed to, confirmed and accepted:

[TAKEOUT INVESTOR]
[CUSTOMER]
By:
By:	Name:
Name:	Title:
Title: